UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant	[X]
Filed by a Party other than Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement.
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Rule 14a-12.

CHARMING SHOPPES, INC.
 (Name of registration as specified in its charter)

Payment of Filing Fee (Check the appropriate box)
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

PROXY COMMUNICATION STATEMENT:

On April 2, 2008, Charming Shoppes, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2008 Annual Meeting of Shareholders of Charming Shoppes, Inc., and began the process of mailing the definitive proxy statement and a GOLD proxy card to shareholders.  Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information.  Shareholders may obtain an additional copy of Charming Shoppes’ definitive proxy statement and any other documents filed by Charming Shoppes with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at Charming Shoppes’ website at http://www.charmingshoppes.com. In addition, copies of Charming Shoppes’ proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at charming@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ definitive proxy statement filed with SEC on April 2, 2008.

FOR IMMEDIATE RELEASE

EGAN-JONES RECOMMENDS CHARMING SHOPPES’ SHAREHOLDERS VOTE FOR RE-ELECTION OF THE BOARD’S DIRECTORS

Bensalem, PA, May 1, 2008 – Charming Shoppes, Inc. (Nasdaq: CHRS) today announced that Egan-Jones Proxy Services has recommended that Charming Shoppes’ shareholders vote FOR Charming Shoppes’ experienced and highly qualified directors and reject Crescendo’s and Myca’s nominees at the Company’s 2008 Annual Meeting of Shareholders on Thursday, May 8, 2008.

Egan-Jones is a leading independent proxy voting and corporate governance advisory firm.  The recommendations of Egan-Jones are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.  To follow Egan-Jones’ recommendation, Charming Shoppes’ shareholders should vote FOR the re-election of the Company’s directors on the Company’s GOLD proxy card today.

Commenting on today's announcement, Katherine M. Hudson, Lead Independent Director, said, “We are pleased that Egan-Jones supports the re-election of Charming Shoppes’ directors.  The Egan-Jones recommendation reaffirms our belief that we have the right Board in place to lead the Company in the current environment and enhance shareholder value in the future.  We strongly urge shareholders to re-elect our experienced and highly qualified directors – Dorrit J. Bern, our Chairman, President and Chief Executive Officer, Alan Rosskamm and M. Jeannine Strandjord – on the GOLD proxy card today.”

In its May 1, 2008 report, Egan-Jones stated:

“We believe that support for the slate of directors presented by the management is in the best interest of the Company and its shareholders.  The current Board and management team have a record of navigating through difficult economic environments.  During the economic downturn in 2002 and 2003, the Board and management team implemented a series of initiatives to control inventory, reduce overhead costs, refocus the growth of core brands through merchandising and store execution, and further developed Lane Bryant – Charming Shoppes’ primary growth vehicle today, which had been acquired in 2001.”*

* Permission to use quotation was neither sought nor obtained.

YOUR VOTE IS IMPORTANT –
RE-ELECT YOUR DIRECTORS BY
VOTING THE GOLD PROXY CARD TODAY

Charming Shoppes recommends that all shareholders support the Board and reject all of the dissident group’s nominees. It is important to remember that only the latest dated proxy counts in a contested election such as this. For this reason, shareholders are urged to vote only Charming Shoppes’s GOLD proxy card and to throw away the dissident group’s white proxy card. If shareholders have previously voted a white card, even to withhold their vote from the dissident group’s nominees, they are urged to please take the time today to vote the GOLD proxy card.

Charming Shoppes shareholders who have any questions or need assistance voting their GOLD proxy card should please contact MacKenzie Partners, Inc., which is assisting the Company in this matter, toll-free at (800) 322-2885 or charming@mackenziepartners.com.

At February 2, 2008, Charming Shoppes, Inc. operated 2,409 retail stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), CATHERINES PLUS SIZES(R), LANE BRYANT OUTLET(R), PETITE SOPHISTICATE(R) and PETITE SOPHISTICATE OUTLET(R). Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes' Crosstown Traders: Lane Bryant Woman, Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's. Please visit http://www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements concerning the Company’s operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to consummate our identified strategic solution for our non-core misses apparel catalog titles and the refinancing of certain real estate assets, the failure to effectively implement our planned cost and capital budget reduction plans, the failure to effectively implement the Company's plans for consolidation of the Catherines Plus Sizes brand, a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to generate a positive response to the Company's new Lane Bryant catalog and the Lane Bryant credit card program, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct- to-consumer segments, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure to achieve improvement in the Company's competitive position, adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

ADDITIONAL INFORMATION
On April 2, 2008, Charming Shoppes, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2008 Annual Meeting of Shareholders of Charming Shoppes, Inc., and began the process of mailing the definitive proxy statement and a GOLD proxy card to shareholders. Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information. Shareholders may obtain an additional copy of Charming Shoppes’ definitive proxy statement and any other documents filed by Charming Shoppes with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at Charming Shoppes’ website http://www.charmingshoppes.com. In addition, copies of Charming Shoppes’ proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at charming@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ definitive proxy statement filed with SEC on April 2, 2008.

CONTACT:

Gayle M. Coolick Charming Shoppes, Inc. Director of Investor Relations (215) 638-6955	Dan Burch / Jeanne Carr MacKenzie Partners, Inc. (212) 929-5500	Matthew Sherman / Andrea Priest Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449